                                                              Exhibit 16.1


November 20, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

                                  SERENA SOFTWARE

We have read the section captioned Change in Auditors included in SERENA Software's Form S-1 dated November 20, 1998 and are in agreement with the statements contained in that section as they relate to our firm.

Yours very truly,

/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP